SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                           __________


                           FORM 8-K/A
                         Amendment No. 1


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


               Date of Report:   January 14, 1997
                               ---------------------

                    Core Materials Corporation
                 --------------------------------
     (Exact name of Registrant as specified in its charter)


    Delaware               1-12505               31-1481870
  ------------------------------------------------------------
(State or other          (Commission          (I.R.S. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)


          800 Manor Park Drive, Columbus, Ohio  43228
      --------------------------------------------------
         (Address of principal executive offices)


Registrant's telephone number, including area code: (614) 870-5007
                                                    --------------

Item 4.  Changes in Registrant's Certifying Accountant.

     Prior to the Merger and Acquisition described in Item 2, Ernst & Young LLP were the independent auditors of RYMAC and Deloitte & Touche LLP were the independent auditors of the Columbus Plastics Operation of Navistar and of Core Materials Corporation, which was organized on October 8, 1996, and, prior to December 31, 1996, was an immaterial wholly-owned subsidiary of RYMAC.

     On December 31, 1996, the Company's Board of Directors elected to dismiss Ernst & Young LLP as the independent auditors of RYMAC and retained Deloitte & Touche LLP as the Company's independent auditor as Deloitte & Touche LLP was the auditor of the Columbus Plastics Operation, the accounting acquiror.

     For the years ended December 31, 1994 and 1995, the audit reports of Ernst & Young LLP on the consolidated financial statements of RYMAC as of and for the years ended December 31, 1995 and 1994, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. For these same two fiscal years and through the date of their dismissal (December 31, 1996), there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosures, auditing scope, or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the subject matter of any disagreements in connection with their reports on the financial statements of RYMAC. A letter from Ernst & Young LLP accompanies this filing as Exhibit 16.2.